UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2014

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 31, 2014, Republic Airways Holdings Inc. (the "Company") entered into amended and restated employment agreements with Bryan K. Bedford, Chairman of the Board, President and Chief Executive Officer, Wayne C. Heller, Executive Vice President and Chief Operating Officer, and Lars-Erik Arnell, Senior Vice President, Corporate Development. Capitalized terms used herein have the meanings ascribed thereto in the amended agreements.

Pursuant to the amended and restated employment agreements, the term of Mr. Bedford's employment with the Company will continue until May 31, 2018 and the terms of Messrs. Heller's and Arnell's respective employment with the Company will continue until May 31, 2017. Under the amended agreements, the terms of the employment agreements automatically renew for successive one year periods unless either the Company or the executive gives notice to terminate the employment agreement no later than 90 days prior to the end of the then current term of the employment agreement. Messrs. Bedford, Heller and Arnell are entitled to receive initial base salaries of $475,000, $350,000 and $250,000, respectively. In addition to the base salaries, Messrs. Bedford, Heller and Arnell have an annual cash incentive opportunity target equal to 100%, 90% and 65% of their respective base salaries for the year. The amount of the annual bonus may be more or less than the target amount, but not more than 200% of Mr. Bedford's base salary for the year, 180% of Mr. Heller's base salary for the year, and 130% of Mr. Arnell's base salary for the year. Actual bonuses are determined, in its sole discretion, by the Compensation Committee based upon certain performance measures which are determined by the Board of Directors. The executives will be entitled to receive long-term incentive awards under the Company's 2007 Equity Incentive Plan as amended from time to time, such awards to be determined by the Compensation Committee.

As compared to the provisions under the prior agreements, the amended and restated agreements include changes with respect to compensation due upon a termination event, including:

•
the provisions relating to the severance compensation and other benefits payable to the executive in the event his employment is terminated prior to a Change in Control by the Company without Cause or by the executive for Good Reason were modified so that (i) the executive would receive his base salary and a pro-rata portion of his target bonus for the year of termination, in each case through the date of termination, (ii) the executive would receive severance compensation equal to two times his base salary plus two times his annual cash incentive paid for the Company's last calendar year, which would be paid in 12 equal monthly installments following the date of termination, (iii) outstanding awards of stock options, restricted stock and restricted stock units held by the executive on the date of termination that would have vested within one year following the date of termination would vest as of the date of termination, and (iv) the executive would receive, at the time when the awards would otherwise have been paid, a pro-rata portion of any performance shares that would have been earned by him based on the Company's actual performance if he had been employed on the date the award would be determined;

•
the provisions relating to the severance compensation and other benefits payable to the executive in the event of death or disability were modified to conform to those provided in the event of a termination by the Company without Cause prior to a Change in Control, except that the severance compensation would be paid in a lump sum on the first day of the month occurring at least 30 days following the effective date of termination;

•
the provisions relating to the severance compensation and other benefits payable to the executive in the event his employment is terminated by the Company without Cause or by the executive for Good Reason within 18 months following a Change in Control were modified so that (i) the executive would receive his base salary and a pro-rata portion of his target bonus for the year of termination, in each case through the date of termination, (ii) the executive would receive payment of severance compensation in an amount equal to two times his base salary plus two times his annual cash incentive for the Company's last calendar year, which would be paid in a lump sum on the first day of the month occurring at least 30 days following the date of termination, (iii) all outstanding awards of stock options, restricted stock or restricted stock units that were not vested as of the date of termination would be immediately vested, and (iv) the executive would receive at the time the severance compensation was paid a pro-rata portion of any performance shares that would have been earned by him based on target performance;

•	equity awards held by the executive will no longer vest upon the occurrence of a Change of Control;

•
the provisions relating to the severance compensation and other benefits payable to the executive in the event the executive gives notice that he does not intend to renew the agreement at the end of its term were modified so that (i) the executive would continue to be employed by the Company for a transition period of 90 days following the end of the term, during which period he would continue to receive his base salary, and continue to accrue a pro-rata portion of his target annual cash incentive for the period of his continued employment; (ii) upon the earlier of the end of the transition period or the termination of the executive's employment without cause, (A) the executive would be entitled to receive a pro-rata portion of his annual bonus, payable upon termination of employment, plus an amount equal to one times his base salary payable over a period of 12 months following termination, (B) awards of stock options, restricted stock and restricted stock units that would have vested within one year following the date of termination of employment would vest as of the date of termination, and (C) the executive would receive, at the time when the awards would otherwise have been paid, a pro-rata portion of any performance shares that would have been earned by him based on the Company's actual performance if he had been employed on the date the award would be determined;

•
as provided in their prior agreements, upon the termination of Mr. Bedford's or Mr. Heller's employment for any reason, the Company has agreed to pay Mr. Bedford or Mr. Heller, as the case may be, $2,500 each month for his lifetime, subject to an annual upward inflation adjustment, for the cost of health insurance from a source other than the Company. Under his amended agreement, if the Company terminates Mr. Arnell's employment for any reason other than for Cause, or if Mr. Arnell terminates his employment for any reason, the Company has agreed to pay Mr. Arnell $1,667 per month for a period of 12 months following the date of termination of his employment for the cost of health insurance from a source other than the Company for himself, his spouse and his eligible dependents, provided that Mr. Arnell presents evidence of such insurance to the Company and that Mr. Arnell and his dependents are not covered by health insurance provided by a third party;

•
as provided in their prior agreements, upon the termination of Mr. Bedford's or Mr. Heller's employment for any reason, the Company has agreed to provide Mr. Bedford or Mr. Heller with a Universal Air Travel Plan, Inc. (UATP) card in the amount of $20,000 (in the case of Mr. Bedford) or $15,000 (in the case of Mr. Heller) each year during the executive's lifetime that the named executive, his spouse and his dependents may use for travel. Under his amended agreement, if the Company terminates Mr. Arnell's employment for any reason other than for Cause, or if Mr. Arnell terminates his employment for any reason, the Company has agreed to provide a similar UATP card in the amount of $10,000 per year to Mr. Arnell for a period of three years following the date of termination of his employment. In each case, the executive will be responsible for any applicable taxes associated with such benefit; and

•
the amended agreements specify that the executives may not compete with the Company for a period of 12 months following their termination and during any period when the Company is providing severance compensation (other than any pro-rata payouts of performance shares), nor may they solicit business from the Company's customers during such 12-month period or employ or retain any of the Company's employees or solicit or encourage those employees to leave the Company's employ during such 12-month period.

In addition to the foregoing, effective June 30, 2014, the term of the employment agreement of Timothy P. Dooley, Executive Vice President and Chief Financial Officer, will automatically renew for an additional year ending June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Executive Vice President and Chief Financial Officer

Dated: June 5, 2014